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                                      Registration No. 333-______________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                          04-3483032
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)           Identification No.)

                               JOHN HANCOCK PLACE
                           BOSTON, MASSACHUSETTS 02117
                     (Address of Principal Executive Offices
                               including Zip Code)

                        THE INVESTMENT INCENTIVE PLAN FOR
                THE EMPLOYEES OF THE JOHN HANCOCK FUNDS COMPANIES
                            (Full title of the Plan)

                                THOMAS E. MOLONEY
                             CHIEF FINANCIAL OFFICER
                      JOHN HANCOCK FINANCIAL SERVICES, INC.
                               JOHN HANCOCK PLACE
                           BOSTON, MASSACHUSETTS 02117
                                 (617) 572-6000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


------------------------------- ------------------------ ------------------ ------------------------ -------------------
           Title of                Proposed maximum          Proposed
------------------------------- ------------------------ ------------------ ------------------------ -------------------
       securities to be              amount to be         offering price       Maximum aggregate         Amount of
------------------------------- ------------------------ ------------------ ------------------------ -------------------
          registered                  registered             per unit           offering price        registration fee
          ----------                  ----------             --------           --------------        ----------------
------------------------------- ------------------------ ------------------ ------------------------ -------------------

------------------------------- ------------------------ ------------------ ------------------------ -------------------
        Common Stock,
   par value $.01 per share           800,000 (1)           $34.97 (2)         $27,976,000 (2)           $7,386
------------------------------- ------------------------ ------------------ ------------------------ -------------------

(1) Constitutes the number of shares of Company Common Stock to be offered pursuant to The Investment Incentive Plan for the Employees of the John Hancock Funds Companies (the "Plan"). Each share of Common Stock includes a Series A Junior Participating Preferred Stock purchase Right issued pursuant to our Rights Agreement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, and based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange for December 13, 2000.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Incorporated by reference into this Registration Statement are the following documents heretofore filed by John Hancock Financial Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's Annual Report on Form 10-K filed on March 24, 2000;

         (b) The Company's Quarterly Reports on Form 10-Q filed on May 15, 2000, August 11, 2000 and November 13, 2000; and

         (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A filed with the Commission on January 7, 2000 from the Company's Registration Statement on Form S-1, as amended (No. 333-87271), and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the initial filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware Law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection


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with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company provides that directors and officers shall be, and at the discretion of the Board of Directors, nonofficer employees may be, indemnified by the Company to the fullest extent authorized by Delaware Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defending claims. The By-Laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. The Company's Certificate of Incorporation contains a provision permitted by Delaware Law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the Federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

         The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is incorporated by reference. Additionally, the Company hereby undertakes to (i) submit The Investment Incentive Plan for the Employees of the John Hancock Funds Companies (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and (ii) make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings

         (a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;


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         (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 11th day of December, 2000.

                                JOHN HANCOCK FINANCIAL SERVICES, INC.


                                By: /s/ David F. D'Alessandro
                                   --------------------------------
                                David F. D'Alessandro
                                President and Chief Executive Officer


         Each person whose signature appears below does hereby make, constitute and appoint Thomas E. Moloney and Wayne A. Budd and each of them with full power without the other to act as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of John Hancock Financial Services, Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of 800,000 shares of the Company's Common Stock, par value $0.01 ("Common Stock"), in connection with The Investment Incentive Plan for the Employees of John Hancock Funds Companies and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any state or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                                           Title                              Date

         /s/ Stephen L. Brown                        Chairman of the Board of Directors          December 11, 2000
         -----------------------------------
         Stephen L. Brown


         /s/ David F. D'Alessandro                   President, Chief Executive Officer          December 11, 2000
         ---------------------------                 and Director
         David F. D'Alessandro


         /s/ Wayne A. Budd                           Executive Vice President,                   December 11, 2000
         ---------------------------                 General Counsel and Director
         Wayne A. Budd



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         /s/ Samuel W. Bodman                        Director                                    December 11, 2000
         -----------------------------------
         Samuel W. Bodman


         /s/ I. MacAllister Booth                    Director                                    December 11, 2000
         -----------------------------------
         I. MacAllister Booth


         /s/ John M. Connors, Jr.                    Director                                    December 11, 2000
         -----------------------------------
         John M. Connors, Jr.


         /s/ Robert E. Fast                          Director                                    December 11, 2000
         -----------------------------------
         Robert E. Fast


         /s/ Kathleen Foley Feldstein                Director                                    December 11, 2000
         -----------------------------------
         Kathleen Foley Feldstein


         /s/ Nelson F. Gifford                       Director                                    December 11, 2000
         -----------------------------------
         Nelson F. Gifford


         /s/ Michael C. Hawley                       Director                                    December 11, 2000
         -----------------------------------
         Michael C. Hawley


         /s/ Edward H. Linde                         Director                                    December 11, 2000
         -----------------------------------
         Edward H. Linde


         /s/ Judith A. McHale                        Director                                    December 11, 2000
         -----------------------------------
         Judith A. McHale


         /s/ R. Robert Popeo                         Director                                    December 11, 2000
         -----------------------------------
         R. Robert Popeo


         /s/ Richard F. Syron                        Director                                    December 11, 2000
         -----------------------------------
         Richard F. Syron


         /s/ Robert J. Tarr, Jr.                     Director                                    December 11, 2000
         -----------------------------------
         Robert J. Tarr, Jr.


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         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Named Fiduciaries of The Investment Incentive Plan for the Employees of the John Hancock Funds Companies have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 11th day of December, 2000.


                                             The Investment Incentive Plan for
                                             the Employees of the John Hancock Funds Companies



                                             By: /s/ Jeffrey H. Long
                                                 -----------------------
                                             Name: Jeffrey H. Long
                                             Title: Authorized Plan Representative
                                             (the Named Fiduciary)




                                             By: /s/ Genevieve Pluhowski
                                                ---------------------------
                                             Name: Genevieve Pluhowski
                                             Title: Authorized Plan Representative
                                             (the Named Fiduciary)




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                                 EXHIBITS INDEX



Exhibit No.        Description of Exhibit
-----------        ----------------------

      23           Consent of Ernst & Young LLP (filed herewith)

      24           Power of Attorney (filed herewith - see pages 5-6 of the Registration Statement)

      99           The Investment Incentive Plan for the Employees of the John Hancock Funds Companies
                   (as effective January 1, 2001) (filed herewith)








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                                                                     Exhibit 23
                                                                     ----------

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Investment Incentive Plan for the Employees of the John Hancock Funds Companies of our report dated February 3, 2000, with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in its Annual Report (Form 10-K No. 1-15607) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                      /s/ERNST & YOUNG LLP
                                                      --------------------
                                                      ERNST & YOUNG LLP
Boston, Massachusetts
December 15, 2000






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                                                                                         Exhibit 99
                                                                                         ----------


                        The Investment Incentive Plan For
                The Employees of The John Hancock Funds Companies









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